Exhibit (13)(d)(iv)

FORM OF AMENDMENT NO. 3

PARTICIPATION AGREEMENT

Amendment No. 3, dated as of [April 30], 2007 (“Amendment No. 3”), to the Participation Agreement dated as of December 3, 2001 (“Agreement”) as amended by and among AXA Premier VIP Trust, AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree that Schedule B to the Agreement and Amendments is replaced in its entirety by the schedule attached hereto entitled “Schedule B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
Name:	Kenneth T. Kozlowski	Name:	Steven M. Joenk
Title:	Chief Financial Officer	Title:	Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:		By:
Name:		Name:
Title:		Title:

SCHEDULE B

AMENDMENT NO. 3 TO THE PARTICIPATION AGREEMENT

PORTFOLIOS OF

AXA PREMIER VIP TRUST CLASS A AND CLASS B

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Health Care Portfolio

Multimanager High Yield Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Growth Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio